                     [LETTERHEAD OF VAN ECK APPEARS HERE]


                                          August 29, 1989

The Trustees of Van Eck Investment Trust
122 East 42nd Street
New York, New York 10168

Gentlemen:

    The undersigned hereby subscribes to 5,000 shares of the Gold and Natural Resources series (the "Shares"), $.001 par value, of Van Eck Investment Trust (the "Trust") at a price of $10.00 per share and agrees to pay therefor upon demand in cash the amount of $50,000.00.

    The undersigned agrees and acknowledges that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares when additional funds are provided to the Trust from the public sale of the Shares. The undersigned acknowledges and agrees that the Shares hereby subscribed for will not be resold, except through redemption or repurchase by the Trust on its behalf.

                                          Very truly yours,

                                  VAN ECK ASSOCIATES CORPORATION

                                   BY: /s/ John C. Van Eck
                                       ------------------------------
                                           John C. Van Eck
                                           President

                     [LETTERHEAD OF VAN ECK APPEARS HERE]

                                          August 29, 1989

The Trustees of Van Eck Investment Trust
122 East 42nd Street
New York, New York 10168

Gentlemen:

    The undersigned hereby subscribes to 5,000 shares of the Global Bond Fund series (the "Shares"), $.001 par value, of Van Eck Investment Trust (the "Trust") at a price of $10.00 per share and agrees to pay therefor upon demand in cash the amount of $50,000.00.

    The undersigned agrees and acknowledges that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares when additional funds are provided to the Trust from the public sale of the Shares. The undersigned acknowledges and agrees that the Shares hereby subscribed for will not be resold, except through redemption or repurchase by the Trust on its behalf.

                                          Very truly yours,

                                  VAN ECK ASSOCIATES CORPORATION

                                   BY: /s/ John C. Van Eck
                                      -------------------------------
                                          John C. Van Eck
                                          President